UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2010 (July 19, 2010)

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Spring Lane, Suite 300, PO Box 1990, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 19, 2010, NTELOS Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Conversent Communications, Inc., a wholly owned subsidiary of One Communications Corp. (“OCC”) to acquire OCC’s FiberNet business. Pursuant to the terms of the Purchase Agreement, the Company will purchase all of the membership interests of Mountain Telecommunications, LLC for cash consideration of $170 million, subject to adjustment as set forth in the Purchase Agreement.

The FiberNet fiber optic network of approximately 3,500 route miles covers all of West Virginia and extends into surrounding areas in Ohio, Maryland, Pennsylvania, Virginia and Kentucky. FiberNet is a leader in its regional markets, offering retail voice and data services, transport and IP-based services primarily to regional retail and wholesale business customers.

The Purchase Agreement contains customary representations, warranties, covenants and conditions, as well as indemnification provisions subject to specified limitations. The acquisition is subject to, among other conditions, receiving approval from the FCC and the relevant state public service commissions, and anti-trust review under the Hart-Scott-Rodino Act. Pending all approvals, the acquisition is expected to close in the fourth quarter of 2010. The Purchase Agreement is subject to termination if the acquisition is not completed before December 31, 2010.

NTELOS intends to fund the purchase through a combination of a permitted $125 million incremental term loan under the existing senior credit facility, availability under the undrawn revolver and cash on hand. NTELOS has received a binding commitment from certain lenders to fund this term loan, subject to conditions set forth in the commitment letter. NTELOS expects to launch syndication efforts for this term loan in the upcoming weeks. Closing under this term loan is expected during the third quarter of 2010.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein. The description of the Purchase Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement set forth on Exhibit 2.1.

A copy of the related press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated as of July 19, 2010

99.1	Press release issued by NTELOS Holdings Corp., dated as of July 20, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: July 20, 2010

NTELOS HOLDINGS CORP.

By:	/S/ MICHAEL B. MONEYMAKER
Michael B. Moneymaker
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated as of July 19, 2010

99.1	Press release issued by NTELOS Holdings Corp., dated as of July 20, 2010